UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 4, 2004

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         J. Michael Lacey was appointed to the Board of Directors of Newfield and to the Compensation & Management Development and International Advisory Committees of the Board effective November 4, 2004. Mr. Lacey is the former Senior Vice President — Exploration and Production for Devon Energy Corporation. He also served on Devon's Executive Committee. He retired from Devon in February 2004 after serving 15 years in diverse leadership roles.

         Joseph H. Netherland was appointed to the Board of Directors of Newfield and to the Compensation & Management Development and Nominating & Corporate Governance Committees of the Board effective November 4, 2004. Mr. Netherland is Chairman, President and Chief Executive Officer of FMC Technologies, Inc. He was elected President and CEO and a Director of FMC Technologies in February 2001 and Chairman in December 2001. Mr. Netherland joined FMC in 1973 and has served in management positions throughout the organization.

         J. Terry Strange was appointed to the Board of Directors of Newfield and to the Audit and Nominating & Corporate Governance Committees of the Board effective November 4, 2004. Mr. Strange retired from KPMG, LLP after a 34-year career. At the time of his retirement in 2002, he was the Global Managing Partner of Audit Practice and a Member of KPMG's International Executive Committee. Prior to this position, he served from 1996-2002 as Vice Chair of KPMG and Managing Partner of US Audit Practice and was responsible for the firm's internal risk management program.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: November 5, 2004	By:	/s/ TERRY W. RATHERT
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Terry W. Rathert
Senior Vice President and Chief Financial Officer